Exhibit 99.1

11730 Plaza America, Suite 700

Reston, VA 20190

News Release

Investor Contact	Media Contact
Lawrence Delaney, Jr.	Joelle Shreves
Investor Relations Counsel	Director of Marketing & Corporate Communications
(714) 734-5142	(703) 707-6904

NCI Reports First Quarter 2015 Financial and Operating Results

•	First quarter revenue of $81 million at upper end of guidance range;

•	EPS of $0.18 exceeds high end of guidance;

•	NCI issues guidance for second quarter of 2015 and updates previously issued guidance for full fiscal year.

RESTON, VA, April 29, 2015 – NCI, Inc. (NASDAQ: NCIT), a leading provider of information technology (IT) and professional services and solutions to U.S. Federal Government agencies, today announced its financial and operating results for the first quarter ended March 31, 2015.

First quarter 2015 revenue was near the high end of management’s guidance range issued last quarter. Diluted earnings per share (EPS) exceeded the high end of guidance by $0.02.

First Quarter 2015 Results

For the three months ended March 31, 2015, revenue of $81.0 million reflected a decrease of 9.1%, or $8.1 million, from the same period a year ago. This decrease in revenue is principally due to lower material pass-throughs and revenue from certain NCI contracts that were transitioned to small business set-aside contracts. Other factors included reductions in staffing and scope of work on certain contracts, including NCI’s PEO Soldier program. The decrease was partially offset by revenues derived under contracts from our Computech acquisition.

NCI’s PEO Soldier contract accounted for $8.4 million, or 10.3% of revenue, in the first quarter of 2015, down $1.8 million from $10.2 million, or 11.4% of revenue, in the first quarter of 2014.

Earnings before interest, taxes, depreciation and amortization (EBITDA)1 for the quarter was $6.5 million, or 8.0% of revenue, compared with $3.7 million, or 4.1% of revenue, in 2014. EBITDA and EBITDA margin for the first quarter of 2015 improved primarily due to a greater proportion of revenue derived from NCI direct labor, lower stock compensation expense higher-margin revenue provided by the acquisition of Computech, and the receipt of certain award fees, partially offset by higher business development costs and acquisition and intergration related expenses.

Operating income for the first quarter of 2015 was $4.4 million compared with $2.2 million for the first quarter of 2014. Operating margin for the first quarter of 2015 was 5.5% compared with 2.5% for the first quarter of 2014. Operating income and margin increased as a result of the factors affecting EBITDA and EBITDA margin, partially offset by amortization of purchased intangibles from the Computech acquisition.

Net income for the first quarter of 2015 was $2.4 million compared with $1.2 million for the first quarter of 2014. Net income increased due to the factors affecting operating income, partially offset by higher interest expense associated with borrowings to fund the Computech acquisition and a higher income tax rate. Diluted EPS for the first quarter of 2015 was $0.18 compared with $0.09 for the first quarter of 2014.

[1]	NCI believes that information concerning EBITDA enhances overall understanding of its current financial performance, especially the enhanced margins and profitability of the company after its acquisition of Computech, Inc. on January 1, 2015. NCI computes EBITDA, which is a non-GAAP financial measure, as reflected in the reconciliation table below.

Days sales outstanding (DSO) was 59 days at March 31, 2015, compared with 65 days at December 31, 2014. The sequential decrease in DSO resulted primarily from the timing of receipts in the quarter and lower DSO from Computech.

Cash flow provided by operating activities for the first quarter of 2015 was $6.2 million. Capital expenditures were $0.3 million, resulting in free cash flow of $6.0 million, or 2.5 times net income.

NCI reported total backlog at March 31, 2015, of $401 million, of which $180 million was funded, compared with total backlog at December 31, 2014, of $410 million, of which $184 million was funded. Net bookings for the first quarter were $38 million, equating to 0.5 times revenue.

Special Cash Dividend

As previously disclosed, NCI’s Board of Directors declared a special cash dividend of $0.12 per share payable March 13, 2015, to shareholders of record at the close of business on February 25, 2015. The aggregate amount of payment made in connection with this special dividend was approximately $1.6 million.

Management’s Outlook

Based on the company’s current contract backlog and management’s estimate of future tasking and contract awards, NCI is issuing guidance for its second quarter and updating guidance for full fiscal year 2015. The table below represents management’s current expectations about future financial performance based on information available at this time:

	Second Quarter Fiscal Year 2015 Ending June 30, 2015	Fiscal Year Ending December 31, 2015
Revenue	$80 million–$86 million	$324 million–$346 million
Diluted EPS	$0.18–$0.20	$0.72–$0.80
Diluted projected share count	13.6 million	13.6 million

“NCI began 2015 with solid operating performance and profitability, with first quarter revenue near the high end of guidance and EPS exceeding the high end of the range we issued on last quarter’s call. We benefited from higher-margin Computech revenue in the first quarter of 2015, along with a greater component of revenue derived from direct labor,” said NCI’s chairman and CEO, Charles K. Narang. “We continue to expect that needle-moving awards later in 2015 will help NCI reach its goal of returning to organic growth.”

“We continued to add opportunities to our qualified pipeline in the first quarter, and we expect to submit aggregate bids well in excess of $2 billion in 2015,” said NCI’s president, Brian J. Clark. “We’re currently responding to numerous long-awaited RFPs for awards that fit squarely into NCI’s core capabilities. A successful outcome of even one of these procurements would further validate our business development investments and restructuring efforts as well as reinforce a solid growth foundation for the company.”

Conference Call Information

As previously announced, NCI will conduct a conference call today at 4:30 p.m. EST to discuss first quarter 2015 results and issue guidance for the second quarter and fiscal year 2015.

Analysts and institutional investors may listen to the conference call by dialing (888) 468-2440 (United States/Canada) or (719) 325-2448 (international) with pass code 8065198. The conference call will be provided simultaneously as a webcast through a link on the NCI website (www.nciinc.com).

A replay of the conference call will be available approximately two hours after the conclusion of the call through May 6, 2015, by dialing (877) 870-5176 (United States/Canada) or (858) 384-5517 (international) and entering pass code 8065198.

About NCI, Inc.:

NCI is a leading provider of enterprise solutions and services to U.S. defense, intelligence, health care and civilian government agencies. The company has the expertise and proven track record to solve its customers’ most important and complex mission challenges through technology and innovation. NCI’s team of highly skilled professionals focuses on delivering cost-effective solutions and services in the areas of agile software application and systems development/integration; cybersecurity and information assurance; engineering and logistics support; enterprise information management and advanced analytics; cloud computing and IT infrastructure optimization; health IT and medical support; IT service management; and modeling, simulation and training. Headquartered in Reston, Virginia, NCI has more than 1,800 employees operating at more than 100 locations worldwide. NCI: Trust. Integrity. Performance. For more information, visit www.nciinc.com or email investor@nciinc.com. Like us on Facebook and follow us on Twitter (@nciinc_) and LinkedIn.

Forward-Looking Statement: Statements and assumptions made in this press release that do not address historical facts constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with Federal Government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; a reduction in the overall U.S. Defense budget, volatility in spending authorizations for Defense- and Intelligence-related programs by the U.S. Federal Government or a shift in spending to programs in areas where we do not currently provide services; Federal Government shutdowns (such as that which occurred during the Federal Government’s 1996 and 2014 fiscal years), other delays in the Federal Government appropriations process, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 and the Consolidated Appropriations Act of 2014), risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of Federal Government audits of our government contracts; Government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); Federal Government agencies awarding contracts on a technically acceptable/lowest cost basis in order to reduce expenditures; failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency specific funding freezes, (v) competition for task orders under Government Wide Acquisition Contracts (GWACs), agency-specific Indefinite Delivery/Indefinite Quantity (IDIQ) contracts and/or schedule contracts with the General Services Administration; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risk Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.

Any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, or share repurchases, and any statements of the plans, strategies and objectives of management for future operations, the execution of cost reduction programs, and restructuring and integration plans are also subject to factors that could cause actual results to differ materially from anticipated results.

The forward-looking statements included in this news release are only made as of the date of this news release, and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, or changes in expectations or otherwise.

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except per share data)

	Three months ended March 31,
	2015	2014
Revenue	$80,968	$89,084
Operating expenses:
Cost of revenue	67,602	78,003
General and administrative expenses	6,629	7,399
Depreciation and amortization	2,089	1,449
Acquisition and integration related expenses	230	—

Total operating expenses	76,550	86,851

Operating income	4,418	2,233
Interest expense, net	238	126

Income before income taxes	4,180	2,107
Provision for income taxes	1,775	866

Net income	$2,405	$1,241

Earnings per share:
Basic:
Weighted average shares outstanding	12,968	12,846
Net income per share	$0.19	$0.10

Diluted:
Weighted average shares outstanding	13,601	13,367
Net income per share	$0.18	$0.09

NCI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except par values)

	As of March 31, 2015	As of December 31, 2014
Assets:
Current assets:
Cash and cash equivalents	$706	$25,819
Accounts receivable, net	53,000	52,856
Deferred tax assets, net	3,942	3,950
Prepaid expenses and other current assets	5,772	3,382

Total current assets	63,420	86,007
Property and equipment, net	6,780	7,371
Other assets	1,753	1,748
Deferred tax assets, net	37,774	37,839
Intangible assets, net	22,299	3,719
Goodwill	33,706	—

Total assets	$165,732	$136,684

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$15,519	$15,646
Accrued salaries and benefits	15,769	16,481
Deferred revenue	3,884	3,226
Other accrued expenses	5,541	4,653

Total current liabilities	40,713	40,006

Long-term debt	27,000	—
Other long-term liabilities	2,899	2,901

Total liabilities	70,612	42,907

Stockholders’ equity:
Class A common stock, $0.019 par value—37,500 shares authorized; 9,240 shares issued and 8,323 shares outstanding as of March 31, 2015, and 9,223 shares issued and 8,306 shares outstanding as of December 31, 2014	176	175
Class B common stock, $0.019 par value—12,500 shares authorized; 4,700 shares issued and outstanding as of March 31, 2015 and December 31, 2014	89	89
Additional paid-in capital	74,903	74,406
Treasury stock at cost—917 shares of Class A common stock as of March 31, 2015 and December 31, 2014	(8,331)	(8,331)
Retained earnings	28,283	27,438

Total stockholders’ equity	95,120	93,777

Total liabilities and stockholders’ equity	$165,732	$136,684

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Three months ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$2,405	$1,241
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,089	1,449
Share-based compensation	370	1,943
Deferred income taxes	73	43
Changes in operating assets and liabilities: (net of businesses acquired)
Accounts receivable, net	5,242	(3,138)
Prepaid expenses and other assets	691	(1,805)
Accounts payable	(1,035)	3,494
Accrued expenses and other liabilities	(3,606)	(2,129)

Net cash provided by operating activities	6,229	1,098

Cash flows from investing activities:
Purchases of property and equipment	(251)	(93)
Cash paid for acquisition, net of cash acquired	(56,657)	—

Net cash used in investing activities	(56,908)	(93)

Cash flows from financing activities:
Borrowings under credit facility	72,340	29,559
Repayments on credit facility	(45,340)	(30,559)
Proceeds from exercise of stock options	127	136
Dividends paid	(1,561)	—

Net cash provided by (used in) financing activities	25,566	(864)

Net change in cash and cash equivalents	(25,113)	141
Cash and cash equivalents, beginning of period	25,819	50

Cash and cash equivalents, end of period	$706	$191

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$211	$106

Income taxes	$541	$843

Non-cash investing and finance activities during the period for:
Leasehold improvements acquired under tenant improvement funds	—	706

NCI, INC.

EBITDA Reconciliation Table

(UNAUDITED)

(in thousands)

	Three months ended March 31,
	2015	2014
Operating income	4,418	2,233
Depreciation and amortization	2,089	1,449

EBITDA	6,507	3,682
EBITDA margin	8.0%	4.1%

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